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                                                                    EXHIBIT 99.1

             UDATE.COM REPORTS POSITIVE EARNINGS BEFORE INTEREST TAX
                   DEPRECIATION AND AMORTIZATION OF $223,092

              COMPANY ESTIMATES FULL YEAR EBITDA AT $0.16 PER SHARE



       NEW YORK--August 1st, 2001 -- uDate.com (OTC Bulletin Board: UDAT), the global online personals group providing dating and matchmaking services to over 5 million registered members through two leading brands http://www.udate.com and http://www.kiss.com, today announced financial results for the three months ended June 30, 2001.

FINANCIAL HIGHLIGHTS

uDate reported positive quarterly earnings before interest, tax, depreciation and amortization (EBITDA) of $223,092. Total revenues for the quarter were $4,217,129, an increase of 3,088% from the same period in 2000 and an increase of 174% from total revenue of $1,538,431 reported for the three months ended March 31, 2001. Membership revenues for the three months ended June 30, 2001 accounted for 99.8% of total revenues in the quarter.

Reporting under US Generally Accepted Accounting principles (USGAAP) the net loss for the quarter was ($1,014,472). This is stated after charging the following items: (i) amortization of goodwill arising from the acquisition of Kiss.com of $1,037,538; (ii) depreciation of $196,282; and (iii) net interest expense of $3,744.

The Company's cash position improved by $132,286 in the quarter from $825,396 at March 31st, 2001 to $957,682 at June 30th, 2001, an increase of 16%.

CONTINUING THE SUCCESS

"Delivering positive EBITDA in a little over 12 months since going public is a major achievement, especially in today's challenging business environment", said Mel Morris, uDate's CEO and founder.


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"We believe the key to our success in developing the business lies in the strength of the business model, our competence with matchmaking technology and the many 'best in class' features provided by our web site and database technology. Together these factors enable us to provide a highly entertaining and effective way for people to make new friends and develop relationships that can progress into personal contact at a pace that suits each individual. " Morris continued.

"Between January 1st 2001 and June 30th 2001 we expanded our subscriber base by 434% from 22,352 to 119,381 paying members. We are gaining significant traction."

Commenting on the future performance of the Company, Morris continued, "Our business and technology are demonstrating excellent scalability. We believe the uDate.com application continues to set the benchmark in converting registered members to paid subscriptions."

"A significant advantage of Internet businesses such as uDate is that the main constituents of variable costs are marketing expenses and charges for merchant services. uDate's fixed cost base is now established and we believe we will be able to drive growth in our subscriber base and revenues without any significant increases in our General and Administrative costs, certainly for the next two quarters. I have outlined my expectations for Q3 and Q4 2001 below for guidance, which have been filed on Form 8K with the Securities and Exchange Commission.

                      Q2 ACTUAL             Q3            Q4            FY2001
                                         Guidance      Guidance         Guidance
                                         Estimate      Estimate         Estimate


       REVENUES        $4.2M             $5.6M          $7.1M           $18.4M
       EBITDA          $0.2M             $1.5M          $2.6M            $4.0M

       EBITDA PER SHARE (based on 25,000,000 shares currently
       outstanding):                                                     16cts

The Company estimates that, under USGAAP, it will report a net loss for 2001 of ($0.4M). This estimate includes charges for the following items: (i) amortization of goodwill arising from the acquisition of Kiss.com of $3.1M;(ii) depreciation of $0.7M; and (iii) net interest expense of $0.7M.


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"In line with my commitment to investor relations outlined in the Company's press release dated July 12, 2001 we will be announcing preliminary results for the month of July 2001 before the market opens on Wednesday, August 8, 2001. I would also like to remind existing shareholders, analysts and potential investors that I will be hosting a live Teleconference to discuss our Q2 results and forecasts for Q3 and Q4 on Friday of this week (August 3 2001) at 10.30AM EDT." concluded Morris.

CONFERENCE CALL

uDate will host a conference call on Friday, August 3 at 10.30 AM EDT to discuss the Company's second quarter results and provide a general update on its business and forecasts for the third and fourth quarter. A question and answer period will follow. Priority will be given to questions submitted in advance of the call via email to investors@udate.com. The conference call is open to the general public and can be accessed at the following numbers:

     *  United States: (800) 450-0785       Confirmation Code: 595511
     *  International: (612) 332-0806       Confirmation Code: 595511

ABOUT UDATE

       UDate operates high-quality web sites that serve the online singles community. The company stresses service, efficiency and personal security through its two leading brands uDate.com (http://www.udate.com) and Kiss.com (http://www.kiss.com).

       uDate.com was launched commercially in February 1999 to provide a comprehensive Internet dating service featuring extensive customer profiles, sophisticated matchmaking technology and fully integrated instant messaging capabilities. uDate has more than 2 million registered members and provides features that surpass the most professional off-line dating services.

       Kiss.com was launched in 1995 and is a market leader in the provision of online picture personals. Kiss' product offering provides its more than 3 million registered members with opportunities for dating and romance, as well as off-line events.

Both uDate.com and Kiss.com web sites offer free registered membership. A registered member of either web site may post their profile and photographs and utilize the search or


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matchmaking features offered by the site at any time. To enable communication with other members however, registered members must purchase a subscription. Subscription plans are available allowing communication for periods of five days to 24 months.


FORWARD-LOOKING STATEMENTS
Certain statements in this press release that do not contain historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those (a) that contain the words "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions, (b) that describe any of the Company's or management's plans, objectives or goals for future operations and products, or (c) that concern the characteristics and growth of the Company's markets or customers or products or the expected liquidity and capital resources of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company to be materially different from any future levels of results, activity, performance or achievements expressed or implied by such forward-looking statements. Such risks include, among others, those set forth in the Company's Annual Report on Form 10-KSB under the heading, "Risk Factors" contained within Item 6. Management's Discussion and Analysis or Plan of Operations. Such Risk Factors include the following: risks related to the Company's financial condition and business model, risks related to the Company's markets and strategy, risks related to the internet and the Company's technology infrastructure, risks related to government regulation, and risks related to volatility in the price for the Company's securities and the effect of future sales of the Company's common stock. For a detailed discussion of these risk factors and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the most recently ended year.


CONTACTS:
       Public & Investor Relations           uDate.com
       Stanton Crenshaw                      uDate.com, Inc.
       Tel: 212-780-1900, ext. 506           Tel: 877-815-2955
       Sammie Becker                         Mel Morris, CEO
       Sbecker@stanton-crenshaw.com          mel@udate.com